Exhibit 2.3

FORM OF NOVUSPHARMA SHAREHOLDER VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2003, by and between Cell Therapeutics, Inc., a Washington corporation (“CTI”), and the undersigned shareholder (the “Novuspharma Shareholder”) of Novuspharma, S.p.A., an Italian joint stock company (“Novuspharma “).

THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

A.    As of the date hereof, the Novuspharma Shareholder has full title to and is entitled to dispose of (or to direct the disposition of) and/or vote (or to direct the voting of) the number of ordinary shares of Novuspharma (“Novuspharma Ordinary Shares”), set forth opposite such Novuspharma Shareholder’s name on Schedule I attached hereto (such shares of Novuspharma Ordinary Shares are collectively referred to herein as the “Subject Shares”).

B.    The parties hereto acknowledge that on June 16, 2003 (i) Novuspharma’s board of directors approved the Plan of Merger (Progetto di Fusione) (the “Merger Plan”) in relation to the Merger (as defined below) and (ii) CTI and Novuspharma entered into that certain Agreement and Plan of Merger dated as of June 16, 2003 (together with the Merger Plan, as the same may be amended from time to time, the “Merger Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Novuspharma will merge with and into CTI and CTI shall be the surviving corporation (the “Merger”).

C.    The Novuspharma Shareholder is aware that CTI and Novuspharma have agreed to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

TRANSFER AND VOTING OF SUBJECT SHARES

1.1    Transfer of Subject Shares.    Except as may otherwise be agreed upon by CTI in writing and as contemplated by the terms of this Agreement, from the date hereof through and including the earlier of (i) the date of the Novuspharma Shareholder Approval (as defined in the Merger Agreement) and (ii) December 31, 2003, the Novuspharma Shareholder shall not, directly or indirectly, (a) transfer (which term shall include, without limitation, any sale, gift, pledge, encumbrance or other disposition), or consent to any transfer of, any or all of the Subject Shares or any interest therein or any voting power in relation thereto, (b) deposit the Subject Shares or any interest therein into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or grant any proxy, power of attorney or other authorization in or with respect thereto, or (c) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Subject Shares or any interest therein or any voting power in relation thereto. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Novuspharma Shareholder may sell Subject Shares to any person who, prior to such sale, (A) executes a counterpart of this Agreement and an irrevocable Proxy (as defined below) (with such modifications as CTI may reasonably request solely to reflect such transfer) and (B) agrees in writing to hold such shares subject to all of the terms and provisions of this Agreement.

1.2    Agreement to Vote the Subject Shares.    The Novuspharma Shareholder shall, at each and every meeting of the shareholders of Novuspharma called with respect to any of the following, and at any adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Novuspharma with respect to any of the following, and in any other circumstances upon which a vote, consent or other approval with respect to any of the following is sought, solely in its capacity as a shareholder of Novuspharma, take each and every action and accomplish each and every formality as is necessary to participate in the meetings (if applicable) and vote (or cause to be voted) all of the Subject Shares then held by the Novuspharma Shareholder and each interest therein:

(a)    in favor of the Merger and, upon the request of CTI, any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Novuspharma to adjourn such meeting (an “Adjournment Proposal”); and

(b)    in favor of each other matter requiring the consent of the Shareholder and directly relating to the consummation of the transactions contemplated by the Merger Agreement.

1.3    Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    Concurrently with the execution of this Agreement, and from time to time thereafter (including as soon as a Novuspharma Shareholders’ Meeting is called concerning any of the matters set forth in Section 1.2 hereof), the Novuspharma Shareholder hereby agrees to deliver to CTI an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”) with respect to any Subject Shares then held by the Novuspharma Shareholder, which shall be coupled with an interest and irrevocable to the fullest extent permissible by law.

(b)    The Novuspharma Shareholder represents that any proxies heretofore given in respect of the Subject Shares are revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

1.4    Restrictions.

(a)    If CTI determines that the Novuspharma Shareholder is an affiliate of CTI following the Effective Time (as the term “affiliate” is used for purposes of Rule 145 under the Securities Act of 1933, as amended), CTI will give stop transfer instructions to its transfer agent with respect to any shares of CTI Common Stock that are issued to such Novuspharma Shareholder, and there will be placed on the certificates representing such shares of CTI Common Stock, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(b)    The legend set forth above will be removed (by delivery of a substitute certificate without such legend), and CTI shall so instruct its transfer agent, if the Novuspharma Shareholder delivers to CTI (i) satisfactory written evidence that the shares evidenced thereby have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to CTI, to the effect that public sale of the shares evidenced thereby by the holder thereof is no longer subject to Rule 145.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE NOVUSPHARMA SHAREHOLDER

The Novuspharma Shareholder hereby represents and warrants to CTI as follows:

2.1    Ownership of Subject Shares.    On the date hereof, the Novuspharma Shareholder owns, directly or indirectly, and has the power to direct the voting of, the Subject Shares set forth next to the Novuspharma Shareholder’s name set forth on Schedule I attached hereto. On the date hereof, the Subject Shares constitute all of the shares of voting capital stock of Novuspharma owned of record or otherwise by the Novuspharma Shareholder or as to which such Novuspharma Shareholder has the power to direct the voting of such shares. The Novuspharma Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article 1 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand, appraisal or rescission rights, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Novuspharma Shareholder’s Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

2.2    Power; Binding Agreement.    The Novuspharma Shareholder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Novuspharma Shareholder shall not violate any agreement to which the Novuspharma Shareholder is a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Novuspharma Shareholder, and constitutes a legally valid and binding obligation of the Novuspharma Shareholder, enforceable against the Novuspharma Shareholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Novuspharma Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Novuspharma Shareholder with the terms hereof.

2.3    No Conflicts.    None of the execution and delivery of this Agreement by the Novuspharma Shareholder, the consummation by the Novuspharma Shareholder of the transactions contemplated hereby or compliance by the Novuspharma Shareholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Novuspharma Shareholder or any of the Novuspharma Shareholder’s properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Novuspharma Shareholder is a party or by which the Novuspharma Shareholder or any of its properties or assets may be bound or affected, or (c) if the Novuspharma Shareholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Novuspharma Shareholder.

2.4    No Liens.    Except as established hereby, the Subject Shares (with the exception of the Subject Shares which are not owned by the Novuspharma Shareholder, but for which the Novuspharma Shareholder exercises the relevant voting power) as of the date of this Agreement are now and, at all times during the term hereof will be (subject to Section 1.1), held by the Novuspharma Shareholder, or by a nominee or custodian for the benefit of the Novuspharma Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

2.5    No Solicitation.    The Novuspharma Shareholder hereby agrees, in the Novuspharma Shareholder’s capacity as a shareholder of Novuspharma, that the Novuspharma Shareholder shall not, directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any person (other than CTI or any of its affiliates or representatives) concerning a Novuspharma Alternative Transaction; provided, however, that nothing contained in this Section 2.5 shall restrict the Novuspharma Shareholder or any officer, director or employee of the Novuspharma Shareholder or the Novuspharma Shareholder’s subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of Novuspharma which is permitted to be taken pursuant to Section 4.3 of the Merger Agreement.

2.6    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times until termination of this Agreement.

ARTICLE III

COVENANTS

3.1    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, CTI agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

3.2    Permitted Actions.    Nothing contained in this Agreement shall restrict the Novuspharma Shareholder or any officer, director or employee of the Novuspharma Shareholder or the Novuspharma Shareholder’s subsidiaries (if applicable) from taking any action in his or her capacity as a director, officer or employee of Novuspharma.

ARTICLE IV

TERMINATION

Other than Article V hereof (which shall survive in any event), this Agreement and the covenants, representations and warranties, agreements and irrevocable proxy or proxies contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with Article VII thereof, and (ii) the consummation of the Merger. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, shareholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party’s willful breach of this Agreement; and provided further, that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including without limitation, the Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

5.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.3    Entire Agreement; Amendments.    This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.6    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by an internationally recognized overnight courier service, at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    if to the Novuspharma Shareholder, to the addresses set forth on Schedule II attached hereto,

with a copy to:

Studio Legale Chiomenti

Via A. Boito n.8

Milan, Italy 20121

Facsimile: 39 (027) 215-7230

Attention: Manfredi V. Tolomei, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, 11th Floor

Palo Alto, CA 94301

Facsimile: (650) 470-4570

Attention: Kenton J. King, Esq.

                  Celeste E. Greene, Esq.

(b)    if to CTI, to:

Cell Therapeutics, Inc.

501 Elliot Avenue West, Suite 400

Seattle, WA 98119

Facsimile: (206) 284-6206

Attention: Chief Executive Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market

Spear Tower, Suite 3300

San Francisco, CA 94105

Facsimile: (415) 947-2099

Attention: Michael J. Kennedy, Esq.

                  Victoria Z. Deitcher, Esq.

and

Gianni, Origoni, Grippo & Partners Studio Legale

Via delle Quattro Fontane, 20

Rome, Italy

Facsimile: 39 06 487-1101

Attention: Filippo Troisi, Esq.

5.7    GOVERNING LAW; CONSENT TO JURISDICTION.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT ANY MANDATORY PROVISIONS OF WASHINGTON STATE LAW SHALL APPLY. EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C)

AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY NOT LOCATED IN THE UNITED STATES IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHICH CURRENTLY MAINTAINS A NEW YORK OFFICE AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, UNITED STATES OF AMERICA, AS ITS AGENT TO RECEIVE SERVICE OF PROCESS OR OTHER LEGAL SUMMONS FOR PURPOSES OF ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK.

5.8    WAIVER OF JURY TRIAL.    EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY THE ENFORCEMENT OF EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.

5.9    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

“CTI” CELL THERAPEUTICS, INC., a Washington corporation

By:
Name: Title:

“NOVUSPHARMA SHAREHOLDER”

By:
Name: Title:

Schedule I

SCHEDULE I

Novuspharma Shareholder	Number of Shares Subject to This Agreement

2

SCHEDULE II

NOTICES

Novuspharma Shareholder	Notice To:

EXHIBIT A TO

NOVUSPHARMA SHAREHOLDER VOTING AGREEMENT

FORM OF IRREVOCABLE PROXY

The undersigned shareholder of Novuspharma S.p.A., an Italian joint stock company (“Novuspharma”), hereby irrevocably (to the fullest extent permitted by law) appoints Dr. James Bianco and Dr. Max Link, and each of them individually, as the undersigned’s attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of the undersigned, to represent the undersigned at the Novuspharma Shareholders’ Meeting, and to vote and exercise all other rights belonging to the undersigned in his/her/its capacity as a shareholder of Novuspharma with respect to all of the ordinary shares of Novuspharma (“Novuspharma Ordinary Shares”), that are, from time to time, or hereafter may be beneficially owned by the undersigned, or the voting power or title over which may be acquired by the undersigned on or after the date hereof (the “Subject Shares”):

(a)    in favor of the Merger, and any actions required in furtherance thereof and hereof, including, without limitation, any proposal to permit Novuspharma to adjourn such meeting (an “Adjournment Proposal”); and

(b)    in favor of each other matter requiring the consent of the Shareholder and directly relating to the consummation of the transactions contemplated by the Merger Agreement.

The Subject Shares beneficially owned by the undersigned as of the date of this Proxy are listed on Schedule I to that certain Novuspharma Shareholder Voting Agreement dated June 16, 2003, by and between Cell Therapeutics, Inc., a Washington corporation (“CTI”), and the undersigned (as the same may be amended from time to time, the “Voting Agreement”).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement in consideration of CTI entering into the Agreement and Plan of Merger dated as of June 16, 2003 (as the same may be amended from time to time, the “Merger Agreement”), by and between CTI and Novuspharma (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement).

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned hereby ratifies and confirms in advance all that such attorneys-in-fact may lawfully do or cause to be done by virtue of this Proxy.

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Dated: June 16, 2003

[Novuspharma Shareholder]

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